SUBSCRIPTION AGREEMENT

                           DATED AS OF JULY 31, 1997

                                BY AND BETWEEN

                         AMERICAN BINGO & GAMING CORP.

                                      AND

                         PLAZACORP INVESTMENTS LIMITED



                             ____________________



                     SERIES A CONVERTIBLE PREFERRED STOCK



                             ____________________










                            SUBSCRIPTION AGREEMENT
                     SERIES A CONVERTIBLE PREFERRED STOCK
                         AMERICAN BINGO & GAMING CORP.


                                                       PAGE
                                                       ----
1.  AGREEMENT TO SUBSCRIBE                                1
    (a)  Subscription                                     1
    (b)  Form of Payment                                  1
    (c)  Method of Payment                                2

2.  BUYER REPRESENTATIONS, WARRANTIES, ETC.               2
    (a)  Purchase for Investment                          2
    (b)  Accredited Investor                              2
    (c)  Reoffers and Resales                             2
    (d)  Company Reliance                                 2
    (e)  Information Provided                             3
    (f)  Absence of Approvals                             3
    (g)  Subscription Agreement                           3

3.  COMPANY REPRESENTATIONS, WARRANTIES, ETC.             3
    (a)  Organization and Authority                       3
    (b)  Capitalization                                   3
    (c)  Concerning the Shares and the Common Stock       4
    (d)  Subscription Agreement                           4
    (e)  Non-contravention                                4
    (f)  Approvals                                        5
    (g)  Information Provided                             5
    (h)  Absence of Certain Changes                       5
    (i)  Absence of Certain Proceedings                   5
    (j)  Properties                                       6
    (k)  Labor Relations                                  6
    (l)  SEC Filings                                      6
    (m)  Absence of Brokers, Finders, Etc.                6

4.  Certain Covenants and Acknowledgments                 6
    (a)  Transfer Restrictions                            6
    (b)  Restrictive Legend                               7
    (c)  Registration Rights Agreement                    7
    (d)  Form D                                           7
    (e)  Authorization for Trading                        8
    (f)  Use of Proceeds                                  8
    (g)  Blue Sky Laws                                    8
    (h)  Certain Expenses                                 8
    (i)  Certain Issuances of Securities                  8
    (j)  Certain Trading Restrictions                     9
    (k)  Best Efforts                                     9

5.  TRANSFER AGENT INSTRUCTIONS                           9
    (a)  Transfer Agent Instructions                      9
    (b)  Conversion Procedure                            10

6.  CLOSING DATE.                                        10

7.  CONDITIONS TO THE COMPANY'S OBLIGATION
    TO SELL AND ISSUE                                    10

8.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.    11

9.  MISCELLANEOUS.                                       11



SCHEDULES
---------

Schedule  3(c)          NASD  Items
Schedule  3(g)          Blue  Sky  Clearances
Schedule  3(j)          Property

ANNEXES
-------

Annex  I                Certificate  of  Designations
Annex  II               Warrant
Annex  III              Registration  Rights  Agreement
Annex  IV               Joint  Escrow  Instructions
Annex  V                Transfer  Agent  Instructions
Annex  VI               Notice  of  Conversion
Annex  VII              Opinion  (Closing)

                            SUBSCRIPTION AGREEMENT

          THIS  SUBSCRIPTION  AGREEMENT,  dated  as  of  July 30, 1997, by and
                                                                -
between AMERICAN BINGO & GAMING CORP. a Delaware corporation, with headquarters located at 515 Congress Avenue, Suite 7200, Austin, Texas 75701 (the "Company"), and PLAZACORP INVESTMENTS LIMITED, a corporation organized under the laws of Ontario, Canada (the "Buyer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of convertible preferred stock of the Company which will be convertible into shares of Common Stock, $.001 par value (the "Common Stock"), of the Company and in connection therewith the Company is to issue to the Buyer a warrant to purchase shares of Common Stock as provided in this Agreement; and

          WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          .c.1.          AGREEMENT  TO  SUBSCRIBE;  PURCHASE  PRICE.

          .c.(A) SUBSCRIPTION;. The Buyer hereby agrees to purchase from the Company the number of shares (the "Initial Preferred Shares") of Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company set forth on the signature page of this Agreement, having the terms and conditions as set forth in the form of Certificate of Designations of the Series A Convertible Preferred Stock attached hereto as ANNEX I (the "Certificate of Designations") at the price per share and for the aggregate purchase price set forth on the signature page of this Agreement. The purchase price for the Initial Preferred Shares shall be payable in United States Dollars. In connection with the purchase of the Initial Preferred Shares by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date (as defined herein) a warrant in the form attached hereto as ANNEX II (the "Warrant") to purchase 133,000 shares of Common Stock (subject to adjustment as provided in the Warrant). The additional shares of Preferred Stock issuable pursuant to Section 2(c) of the Registration Rights Agreement, the form of which is attached hereto as ANNEX III (the "Registration Rights Agreement"), are referred to herein as the "Additional Preferred Shares". The Initial Preferred Shares and the Additional Preferred Shares are referred to herein collectively as the "Preferred Shares." The shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the "Conversion Shares." The shares of Common Stock issuable pursuant to Section 5 of the Certificate of Designations as a dividend on the Preferred Shares are referred to herein as the "Dividend Shares". The shares of Common Stock issuable upon conversion of the Warrant are referred to herein as the "Warrant Shares." The Common Shares, the Dividend Shares and the Warrant Shares are referred to herein collectively as the "Common Shares". The Common Shares and the Preferred Shares are referred to herein collectively as the "Shares." The Shares and the Warrant are referred to herein collectively as the "Securities."

          .c.(B) FORM OF PAYMENT;. The Buyer shall pay the purchase price for the Initial Preferred Shares by delivering good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX IV (the "Joint Escrow Instructions"). Such delivery of funds shall be made against delivery by the Company of the certificates for the Initial Preferred Shares and the Warrant registered in the name of the Buyer. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Initial Preferred Shares, but in any event prior to the Closing Date, the Company shall deliver certificates for the Initial Preferred Shares and the Warrant, registered in the name of the Buyer, to the Escrow Agent. The certificates for the Initial Preferred Shares and the Warrant shall be delivered by the Company to the Escrow Agent on a delivery against payment basis at the closing. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full. As used in this Agreement, the term "Business Day"means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          .c.(C)        METHOD OF PAYMENT;.  Payment of the purchase price for
the  Preferred  Shares  shall  be  made  by  wire  transfer  of  funds  to:

          Citibank,  N.A.
          153  East  53rd  Street
          New  York,  New  York  10043
          ABA#021000089

For  credit  to  A/C#37179446
For  credit  to  the  account  of  Brian  W.  Pusch  Attorney  Escrow  Account
Reference:    Plaza/American  Bingo


Not later than 4:00 p.m., New York City time, on the date which is two Business Days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Buyer or its legal counsel, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Initial Preferred Shares.

          .c.2.          BUYER  REPRESENTATIONS,  WARRANTIES,  ETC.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          .c.(A)        PURCHASE FOR INVESTMENT;.  The Buyer is purchasing the
Preferred Shares and acquiring the Warrant for its own account for investment only and not with a view towards the public sale or distribution thereof;

          .c.(B)          ACCREDITED  INVESTOR;.   The Buyer is an "accredited
investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

          .c.(C)       REOFFERS AND RESALES;.  All subsequent offers and sales
of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

          .c.(D)          COMPANY  RELIANCE;.   The Buyer understands that the
Initial Preferred Shares are being offered and sold, the Warrant is being issued, and the Common Shares and the Additional Preferred Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Initial Preferred Shares and the Warrant and to receive an offer of the Common Shares and the Additional Preferred Shares;

          .c.(E)        INFORMATION PROVIDED;.  The Buyer and its advisors, if
any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Initial Preferred Shares and the issuance of the Warrant and the offer of the Common Shares and the Additional Preferred Shares which have been requested by the Buyer; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "1996 10-K"), (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997 (the "March 31 10-Q), (3) Current Report on Form 8-K dated March 18, 1997 and (4) proxy statement for the Company's 1996 Annual Meeting, in each case as filed with the SEC (collectively, the "SEC Reports") and a draft of the Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997; and the Buyer understands that its investment in the Shares involves a high degree of risk;

          .c.(F)         ABSENCE OF APPROVALS;.  The Buyer understands that no
United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

          .c.(G)        SUBSCRIPTION AGREEMENT;.  This Agreement has been duly
and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          .c.3.          COMPANY  REPRESENTATIONS,  WARRANTIES,  ETC.

          The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          .c.(A) ORGANIZATION AND AUTHORITY;. The Company and each of its subsidiaries listed in Exhibit 21.1 to the 1996 10-K (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Certificate of Designations, the Warrant, the Registration Rights Agreement, the Transfer Agent Agreement, the form of which is attached hereto as ANNEX IV (the "Transfer Agent Instructions"), and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has no equity investment in any person other than the Subsidiaries.

          .c.(B)         CAPITALIZATION;.  The authorized capital stock of the
Company currently consists of (a) 20,000,000 shares of Common Stock of which 4,345,919 shares were outstanding as of July 11, 1997, all of which are fully paid and nonassessable; and (b) 1,000,000 shares of Preferred Stock, $.001 par value, none of which are outstanding, and 3,000 shares of which will be designated as Series A Convertible Preferred Stock, 2,000 of which will be issued pursuant to this Agreement; and on the Closing Date there will be no material increase from July 11, 1997 in the number of shares of Common Stock outstanding. As of July 11, 1997, the Company had outstanding 1,155,000 options and 3,067,500 warrants entitling the holders to purchase an aggregate of 4,222,500 shares of Common Stock. Other than as set forth in the preceding sentence, the Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock. The outstanding shares of Common Stock and outstanding options, warrants and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants and other securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand,""piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in the Registration Rights Agreement).

          .c.(C) CONCERNING THE SHARES AND THE COMMON STOCK;. The Shares have been duly authorized. The Initial Preferred Shares, when issued and paid for in accordance with this Agreement, the Additional Preferred Shares, when issued in accordance with the Registration Rights Agreement, and the Common Shares, when issued upon conversion of the Preferred Shares, in payment of dividends on the Preferred Shares or upon exercise of the Warrant, as the case may be, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq SmallCap Market ("Nasdaq") and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) except as listed on Schedule 3(c), the Company has not been notified since January 1, 1995 by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and
(3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Common Shares will not be eligible for listing on Nasdaq.

          .c.(D)         SUBSCRIPTION AGREEMENT; CERTIFICATE OF DESIGNATIONS;;
REGISTRATION RIGHTS AGREEMENT; WARRANT; TRANSFER AGENT INSTRUCTIONS. This Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrant and the Transfer Agent Instructions have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and this Agreement is, and the Registration Rights Agreement, the Warrant and the Transfer Agent Instructions, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and limits upon rights to indemnity.

          .c.(E)       NON-CONTRAVENTION;.  The execution and delivery of this
Agreement by the Company and the other documents contemplated by this Agreement and the consummation by the Company of the issuance of the Initial Preferred Shares and the Warrant as contemplated by this Agreement, the issuance of the Additional Preferred Shares as contemplated by the Registration Rights Agreement and the other transactions contemplated by this Agreement, the Registration Rights Agreement, the terms of the Preferred Stock, the Warrant and the Transfer Agent Instructions do not and will not with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, (ii) conflict with or result in a breach by the Company or any of its Subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any of its Subsidiaries to own or lease and operate any of their respective properties or to conduct any of their respective businesses or the ability of the Company or any of the Subsidiaries to make use thereof.

          .c.(F) APPROVALS;. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for (1) the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement (except such authorization of the SEC as is required with respect to accelerating the effectiveness of any registration statement filed pursuant thereto), the Warrant and the Transfer Agent Instructions, (2) the execution, filing and performance by the Company of the Certificate of Designations, (3) the issuance and sale of the Initial Preferred Shares and the Warrant as contemplated by this Agreement, (4) the issuance of the Additional Preferred Shares as contemplated by the Registration Rights Agreement and (5) the issuance of Conversion Shares on conversion of the Preferred Shares, the issuance of Dividend Shares as dividends on the Preferred Shares or the issuance of Warrant Shares upon exercise of the Warrant, other than (w) listing of the Common Shares on Nasdaq, (x) registration of the resale of the Common Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (y) as may be required under applicable state securities or "blue sky"laws and (z) filing of one or more Forms D with respect to the Securities as required under Regulation D.

          .c.(G) INFORMATION PROVIDED;. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by the Agreement, including, without limitation, the information referred to in Section 2(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company has not filed any reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1996 other than the 1996 10-K and the March 31 10-Q.

          .c.(H)        ABSENCE OF CERTAIN CHANGES;.  Since December 31, 1996,
there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or any of the Subsidiaries, except as disclosed in the SEC Reports.

          .c.(I)         ABSENCE OF CERTAIN PROCEEDINGS;.  There is no action,
suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries and there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, the, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Common Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC; and there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

          .c.(J) PROPERTIES;. The Company and the Subsidiaries have good title to all property real and personal (tangible and intangible) and other assets owned by them, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or the Subsidiaries. The leases, licenses or other contracts or instruments under which the Company and the Subsidiaries lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or its Subsidiaries except as disclosed on Schedule 3(j). Neither the Company nor any of the Subsidiaries has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

          .c.(K)       LABOR RELATIONS;.  No material labor problem exists or,
to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of the Subsidiaries.

          .c.(L) SEC FILINGS;. The Company has timely filed all required forms, reports and other documents with the SEC. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the Buyer.

          .c.(M) ABSENCE OF BROKERS, FINDERS, ETC.; No broker, finder or similar person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than as disclosed in writing by the Company to the Buyer prior to execution and delivery of this Agreement by the Buyer, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any person for any such commission, fee or other compensation.

          .c.4.          CERTAIN  COVENANTS  AND  ACKNOWLEDGMENTS;.

          .c.(A) TRANSFER RESTRICTIONS;. The Buyer acknowledges that (1) the Preferred Shares and the Warrant have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Common Shares have not been and are not being registered under the 1933 Act, and the Securities may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any resale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

          .c.(B)          RESTRICTIVE LEGEND;.  (1) The Buyer acknowledges and
agrees that the Preferred Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):


The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (2) The Buyer further acknowledges and agrees that the Warrant shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrant):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (3) The Buyer further acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by the Registration Agreement, the certificates for the Common Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Common Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Common Shares issued on conversion of or payment of dividends on the Preferred Shares or upon exercise of the Warrant or impose any stop-transfer restriction thereon.

          .c.(C)     REGISTRATION RIGHTS AGREEMENT;.  The parties hereto agree
to enter into the Registration Rights Agreement on or before the Closing Date.

          .c.(D)         FORM D; BLUE SKY LAWS;.  The Company agrees to file a
Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to the Buyer reasonably required for such filing.

          .c.(E)          AUTHORIZATION FOR TRADING; REPORTING STATUS;.  On or
before the Closing Date, the Company shall file a notification for listing of additional shares with the Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any of the Preferred Shares, the Warrant or the Common Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          .c.(F) USE OF PROCEEDS;. Neither the Company nor any subsidiary of the Company owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Preferred Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) (other than financing its subsidiaries in the ordinary course of business) to make any loan to or investment in any other person or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          .c.(G)          BLUE  SKY LAWS;.  On or before the Closing Date, the
Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Initial Preferred Shares for sale to the Buyer pursuant to this Agreement, the Additional Preferred Shares for issuance to the Buyer pursuant to the Registration Rights Agreement, the Warrant for issuance to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion of or dividends on the Preferred Shares or exercise of the Warrants under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Initial Preferred Shares pursuant to this Agreement, issuance of the Additional Preferred Shares pursuant to the Registration Rights Agreement and the issuance to the Buyer of Common Shares on conversion of or as dividends on the Preferred Shares of the Warrant pursuant to this Agreement, and the issuance or upon exercise of the Warrants. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date. The cost of obtaining additional blue sky clearances in additional states beyond the Company's current blue sky clearances listed on SCHEDULE 3(G) shall be borne by the holders requesting
                        -------------
such  clearances.

          .c.(H)        CERTAIN EXPENSES;.  Whether or not the closing occurs,
the Company shall pay or reimburse the Buyer for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Buyer) incurred by the Buyer, not in excess of $10,000, in connection with this Agreement and the transactions contemplated hereby.

          .c.(I)          CERTAIN  ISSUANCES  OF  SECURITIES;.    (1)  If  the
transactions contemplated by this Agreement are subject to the rules proposed to be adopted by Nasdaq which would require stockholder approval of certain transactions (the "Nasdaq Stockholder Approval Rules"), then unless the Company obtains Stockholder Approval (as defined in the Certificate of Designations) or a waiver thereof from Nasdaq, the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which would be subject to the Nasdaq (or any successor or replacement provision thereof) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Common Shares upon conversion thereof Stockholder Approval Rules for purposes of the Nasdaq Stockholder Approval Rules (or any successor or replacement provision thereof).

          (2) During the period from the date of this Agreement to the date on which the Registration Statement (as defined in the Registration Rights Agreement) shall have been effective with the SEC for 60 consecutive days, the Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock (collectively, "Equity Securities") at a price below the market price of the Common Stock without (a) giving the Buyer the first right to acquire the Equity Securities on the same terms at which the Equity Securities are to be offered to other investors (and on terms which permit the Buyer to purchase a pro rata portion of such Equity Securities, based on the portion of the shares of Preferred Stock purchased by the Buyer pursuant to this Agreement), and (b) obtaining the consent of the holders of a majority of the shares of the Preferred Shares which consent will not unreasonably be withheld; provided, however, that nothing in this Section
                             --------   -------
4(i)(2) shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement or (z) in connection with the acquisition of all or substantially all the assets or stock of another entity.

          .c.(J)         CERTAIN TRADING RESTRICTIONS;.  The Buyer agrees that
                         ----------------------------
during the period from the Closing Date to the date of conversion in full or redemption of all Preferred Shares owned by the Buyer, the Buyer shall not engage in short sales with respect to the Common Stock, provided that the foregoing shall not be deemed to restrict the Buyer from offering to sell shares of Common Stock during the two Business Days immediately prior to the Buyer's delivery of a Notice of Conversion.

          .c.(K)        BEST EFFORTS;.  Each of the parties shall use its best
                        ------------
efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares set forth in Section 7 or 8, as the case may be, of this Agreement on or before the Closing Date.

          .c.5.          TRANSFER  AGENT  INSTRUCTIONS;  CONVERSION PROCEDURE.

          .c.(A)         TRANSFER AGENT INSTRUCTIONS;.  Promptly following the
delivery  by  the  Buyer  of  the  aggregate  purchase  price  for the Initial
Preferred Shares in accordance with Section 1(c) hereof, and in any event prior to the Closing Date, the Company will (1) execute and deliver the Transfer Agent Instructions substantially in the form attached hereto as ANNEX V to and thereby irrevocably instruct, American Stock Transfer & Trust Company, as Transfer Agent and Registrar (the "Transfer Agent"), to issue certificates for the Common Shares from time to time upon conversion of the Preferred Shares and exercise of the Warrant in such amounts as specified from time to time to the Transfer Agent in the Notices of Conversion surrendered in connection with such conversions and referred to in Section 5(b) of this Agreement and the Form of Subscription in the form attached to the Warrant and
(2) appoint the Transfer Agent the conversion agent for the Preferred Stock and the exercise agent for the Warrant. The certificates for the Common Shares may bear the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the resale of the Common Shares under the 1933 Act. The certificates for the Common Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares or the exercise of the Warrant. The Company warrants that no instruction other than
(x) such instructions referred to in this Section 5, (y) stop transfer instructions to give effect to Section 4(a) hereof prior to registration of the resale of the Common Shares under the 1933 Act and (z) the instructions required by Section 3(n) of the Registration Rights Agreement will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(a) shall limit in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and, in the case of the Common Shares, promptly, but in no event later than three days after receipt of such opinion, instruct the Company's transfer agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. Nothing in this
Section 5(a) shall limit the obligations of the Company under Section 3(n) of the Registration Rights Agreement.

          .c.(B)       CONVERSION PROCEDURE;.  In connection with the exercise
of conversion rights relating to the Preferred Shares, the Buyer or any subsequent holder of the Preferred Shares shall complete, sign and furnish to the Transfer Agent a Notice of Conversion in the form attached hereto as ANNEX VI, which shall be deemed to satisfy all requirements of the Certificate of Designations.

          .c.6.          CLOSING  DATE.;

          The date and time of the issuance and sale of the Initial Preferred Shares and the issuance of the Warrant (the "Closing Date") shall be 12:00 noon, New York City time, on the date which is three Business Days after the date on which the Buyer has deposited the purchase price for the Preferred Shares with the Escrow Agent in accordance with Section 1(c) hereof, or such other mutually agreed to time. The closing shall occur on the Closing Date at the offices of the Escrow Agent.

          .c.7.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

          The Buyer understands that the Company's obligation to sell the Initial Preferred Shares and issue the Warrant to the Buyer pursuant to this Agreement is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

          (b) Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Initial
Preferred  Shares  in  accordance  with  Section  1(c)  hereof;  and

          (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

          .c.8.          CONDITIONS  TO  THE  BUYER'S OBLIGATION TO PURCHASE.;

          The Company understands that the Buyer's obligation to purchase the Initial Preferred Shares and acquire the Warrant on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (a) Delivery by the Company to the Escrow Agent of the certificates for the Initial Preferred Shares and the Warrant in accordance with this Agreement;

          (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Buyer may reasonably request;

          (c) The receipt by the Buyer of confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Designations;

          (d) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Buyer; and

          (e) Receipt by the Buyer on the Closing Date of an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX VII attached hereto.

          .c.9.          MISCELLANEOUS.  ;

          (A) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

          (B) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which
together  shall  constitute  one  and  the  same  instrument.    A  facsimile
transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (C) HEADINGS, ETC. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (D) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (E) AMENDMENTS. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (F) WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (G) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention:
Chief Executive Officer (telephone line facsimile transmission number (512) 472-4307) or, in the case of the Buyer, at its address shown on the signature page of this Agreement, or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations the address shown on the signature page of this agreement, with a copy to: The Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055) until the Buyer shall designate another address for such purpose.

          (H) ASSIGNMENT. Prior to the Closing Date, the Buyer shall have the right to assign its rights and obligations under this Agreement with respect to the purchase of all or any portion of the Initial Preferred Shares and the issuance of the Warrants, provided any such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the purchase of the portion of the Preferred Shares or the Warrant so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the purchase of all or the portion of the Preferred Shares the obligation for the purchase of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreement with respect to the Common Shares issuable on conversion of the Preferred Shares or exercise of the Warrant with respect to which the purchase under this Agreement has been so assigned. Any transfer of the Preferred Shares or the Warrant by the Buyer after the Closing Date shall be made in accordance with Section 4(a).

          (I) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Preferred Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (J) ENTIRE AGREEMENT. This Agreement and its Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (K) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:


63.03.04.01-P          --
     (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

     (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

     (3) the closing shall not have occurred on a Closing Date on or before August 7, 1997, other than solely by reason of a breach of this Agreement by the Buyer.

63.03.04.01-P          --

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (L) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (M) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          (N) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.


NUMBER  OF  SHARES:

PRICE  PER  SHARE:             $1,000.00

AGGREGATE  PURCHASE  PRICE:    $

     BUYER:                    PLAZACORP  INVESTMENTS  LIMITED



SIGNATURE

Title:

Address:  3845  Bathurst  Street
          Suite  202
          North  York,  Ontario
          M3H  3N2  Canada


     COMPANY:          AMERICAN  GAMING  &  BINGO  CORP.


By:
       Title:

                                 Schedule 3(c)
                                      to
                            Subscription Agreement


          On April 30, 1997, Nasdaq notified the Company that the Company had failed to file certain information regarding the Company's 1997 Stock Option Plan. The Company filed a Notification folder for Listing of Additional Shares on June 5, 1997, supplying the supplemental information requested by Nasdaq.

                                 Schedule 3(j)
                                      to
                            Subscription Agreement


          The Company's leases on one bingo center in Mobile, Alabama and on in Austin, Texas have expired. The Company is operating those centers on month-to-month leases while it seeks to negotiate longer term leases. The current lease payments for those centers are approximately $3,000 per month in Mobile, Alabama and $7,000 per month in Austin, Texas.